BROCKER TECHNOLOGY GROUP LTD.
                          2150 Tower One, Scotia Place
                               10060 Jasper Avenue
                                Edmonton, Alberta
                                     T5J 3R8

                               INSTRUMENT OF PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT AND WILL BE USED AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 11, 2001.

The undersigned shareholder of Brocker Technology Group Ltd. (the "Corporation"), or his attorney authorized in writing, hereby nominates, constitutes and appoints Casey O'Byrne, the Chairman of the Corporation or, failing him, Andrew J. Chamberlain, the Corporate Secretary of the Corporation, or in the place and stead of the foregoing, ______________________________ the true and lawful attorney and proxy of the undersigned to attend, act and vote in respect of all shares held by the undersigned at the Special Meeting of Shareholders of the Corporation, to be held at 1310 Merrill Lynch Tower, 10205 - 101 Street, Edmonton, Alberta, T5J 2Z2 on Wednesday, April 11, 2001, at the hour of 3:00 p.m. (Edmonton time) and any adjournment or adjournments thereof, unless and until the undersigned is present in person at the meeting or any adjournment or adjournments thereof, and without limiting the general authorization and power herein given, to vote on behalf of the undersigned in the following manner, OR IF NO CHOICE IS SPECIFIED, IN ACCORDANCE WITH HIS DISCRETION:


1.   TO VOTE FOR _______                                 TO VOTE AGAINST  ______

     The passing of a special resolution to amend the Articles of the Corporation to consolidate the outstanding Common Shares of the Corporation on the basis of one new share for every four old outstanding shares, as more particularly described in the Corporation's Information Circular.

2.   TO VOTE FOR _______                                 TO VOTE AGAINST  ______

     The passing of a resolution to ratify and approve the issuance of warrants to Kaufmann Bros. L.P., as more particularly described in the Corporation's Information Circular.

3. To vote in accordance with his discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXIES BEFORE GIVEN.

DATED this _____ day of _________________, 2001.

                                        -------------------------------------
                                        Signature of Shareholder or his attorney authorized in writing

                                        PLEASE PRINT:
                                        NAME:
                                        -------------------------------------

                                        NUMBER OF SHARES HELD:___________

NOTE: If the shareholder is a company or a corporation, the Instrument of Proxy should be under its corporate seal and executed by an officer or attorney thereof duly authorized.